                                                                  EXHIBIT 10.1.5

                                                                  EXECUTION COPY


                         FIFTH AMENDMENT AND WAIVER AGREEMENT


         FIFTH AMENDMENT AND WAIVER AGREEMENT dated as of November 25, 1996 (this "Amendment") among Physician Corporation of America (the "Borrower"), the banks listed on the signature pages hereof (the "Lenders"), Citibank, N.A., as issuing bank (the "Issuing Bank"), and Citibank, N.A., as agent for the Lenders and Issuing Bank (the "Agent").


PRELIMINARY STATEMENTS:

         1. The Borrower, the Lenders, the Issuing Bank and the Agent are parties to that certain Revolving Credit Agreement dated as of October 27, 1994, as amended by an Amendment to Credit Agreement and Consent to Acquisition dated as of September 22, 1995, by a Second Amendment to Credit Agreement dated as of March 29, 1996, by a Third Amendment to Credit Agreement dated as of April 5, 1996 and by a Fourth Amendment and Consent Agreement dated as of June 10, 1996 (such Revolving Credit Agreement, as so amended and as further amended, supplemented or otherwise modified and in effect from time to time being the "Credit Agreement"). Capitalized terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined; and capitalized terms defined in Section 2 hereof are used elsewhere herein as so defined (without regard to the conditions to effectiveness in Section 6 hereof).

         2. As at the end of the Borrower's Fiscal Quarter ending September 30, 1996, and on each date since then, the Borrower has been in default of the covenant set forth in Section 6.03(a) of the Credit Agreement (relating to the Borrower's Consolidated Net Worth). As at the end of the Borrower's Fiscal Quarter ending September 30, 1996, the Borrower was in default of the covenants set forth in Section 6.03(c) of the Credit Agreement (relating to the Borrower's Consolidated Funded Debt/Capitalization Ratio) and Section 6.03(d) of the Credit Agreement (relating to the Borrower's Fixed Charge Coverage Ratio). As at September 30, 1996, the Borrower was in default of the covenant set forth in
Section 6.03(e) of the Credit Agreement (relating to the Consolidated EBITDA of the Borrower and its Subsidiaries) for the month of September 1996. Before the date hereof and after the Second Amendment Effective Date, events occurred (the "PCIC Events") such that the Borrower and PCIC determined that PCIC did not have adequate capital reserves and PCIC recorded a $100 million charge against earnings as a result, as reported in the Borrower's press release of November 4, 1996. The PCIC Events constituted a Material Adverse Change, giving rise to an Event of Default under Section 7.01(m) of the Credit Agreement.

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                                          2

         3. The Borrower has entered into an Agreement and Plan of Merger dated as of November 2, 1996 (the "Merger Agreement") with Sierra Health Services, Inc. ("Sierra") and Sierra Acquisition Corp., a wholly owned subsidiary of Sierra ("Sierra Sub"). The Merger Agreement contemplates that on or before March 31, 1997 the Borrower will merge into Sierra Sub, with Sierra Sub being the surviving corporation, on the terms provided for in the Merger Agreement (the "Merger"). It is the intention of the Borrower and the Lenders that concurrently with or before the closing of the Merger, the Borrower will pay the Obligations in full.

         4. The Borrower has requested that the Issuing Bank and the Lenders waive the Defaults and Events of Default described in paragraph 2 above and agree to certain amendments to the Credit Agreement, in each case on the terms and subject to the conditions hereof. The Issuing Bank and the Lenders are willing to grant such waivers and agree to such amendments, in each case on the terms and subject to the conditions hereof.

         NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, the parties hereto agree as follows:

         SECTION 1.     WAIVERS.  (a)   The Issuing Bank and the Lenders hereby
waive any Default or Event of Default arising solely from the Borrower's failure to be in compliance with Section 6.03(a) of the Credit Agreement on any date during the period from June 30, 1996 to the Fifth Amendment Effective Date (as defined in Section 6 below).

         (b) The Issuing Bank and the Lenders hereby waive any Default or Event of Default arising solely from the Borrower's failure to be in compliance with Section 6.03(c) of the Credit Agreement as at the end of the Borrower's Fiscal Quarter ending September 30, 1996.

         (c) The Issuing Bank and the Lenders hereby waive any Default or Event of Default arising solely from the Borrower's failure to be in compliance with Section 6.03(d) of the Credit Agreement as at the end of the Borrower's Fiscal Quarter ending September 30, 1996.

         (d) The Issuing Bank and the Lenders hereby waive any Default or Event of Default arising solely from the Borrower's failure to be in compliance with Section 6.03(e) of the Credit Agreement for the month of September 1996.

         (e) The Issuing Bank and the Lenders hereby waive any Default or Event of Default comprised solely of the occurrence, consisting of the PCIC Events, of a Material Adverse Change after the Second Amendment Effective Date and before the Fifth Amendment Effective Date.

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                                          3

         SECTION 2.     AMENDMENTS TO CREDIT AGREEMENT.   (a) (i)  The
definition of "Loan Documents" set forth in Section 1.01 of the Credit Agreement is hereby amended in its entirety so as to read in full as follows:

              "'LOAN DOCUMENTS' means this Agreement, the Notes, the Fee Letter, the Second Amendment, the Borrower Pledge Agreement (including, without limitation, the Amendment to Borrower Pledge Agreement delivered pursuant to the Fourth Amendment), each of the Guaranties, Security Agreements and other documents delivered by the Borrower or any of its Subsidiaries pursuant to Section 6 of the Second Amendment, the Fourth Amendment, the PFI Consideration Pledge Agreement (including, without limitation, the Amendment to Borrower Security Agreement delivered pursuant to the Fifth Amendment), the PFI Consideration Consent Agreement and the Fifth Amendment, in each case as amended, supplemented or otherwise modified from time to time."

         (ii) The definition of "Termination Date" set forth in Section 1.01 of the Credit Agreement is hereby amended in its entirety so as to read in full as follows:

              "'TERMINATION DATE' means (x) the date that is the earliest to occur of any date specified as the Fifth Amendment Termination Date in clauses (i), (ii), (iii), (ix) and (x) of the definition of 'Fifth Amendment Termination Date' set forth in Section 1.01 or (y) such earlier date of declaration of the Advances, the Notes, all interest thereon and all other amounts payable hereunder to be forthwith due and payable pursuant to Section 7.01 hereof or otherwise."

         (b) Section 1.01 of the Credit Agreement is hereby amended by the addition of the following definitions thereto:

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "FIFTH AMENDMENT" means the Fifth Amendment and Waiver Agreement dated as of November 25, 1996 among the Borrower, the Lenders parties thereto, the Issuing Bank and the Agent.

         "FIFTH AMENDMENT EFFECTIVE DATE" has the meaning set forth in Section 6 of the Fifth Amendment.

         "FIFTH AMENDMENT TERMINATION DATE" means the earliest to occur of the following:

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                                          4

              (i)       the date on which the Merger Agreement is terminated;

              (ii) December 31, 1996, if the conditions of Section 7 of the Fifth Amendment have not been satisfied in full on or before December 31, 1996;

              (iii) the date on which the commitment under the Refinancing Commitment (after delivery thereof to the Borrower) expires or terminates;

              (iv) December 16, 1996, if on or before such date the Borrower shall not have delivered to the Agent a certificate, duly executed by the Borrower's Chief Executive Officer or Chief Financial Officer, certifying that drafts of the Proxy Statement and S-4 have been filed for review by the Securities and Exchange Commission;

              (v) December 23, 1996, if on or before such date the Borrower shall not have delivered to the Agent a certificate, duly executed by the Borrower's Chief Executive Officer or Chief Financial Officer, certifying that each of the Borrower and Sierra has filed or caused to be filed a premerger notification report in respect of the Merger under the HSR Act;

              (vi) December 30, 1996, if on or before such date the Borrower shall not have delivered to the Agent a certificate, duly executed by the Borrower's Chief Executive Officer or Chief Financial Officer, certifying that each of the Borrower and Sierra has made or caused to be made, all necessary filings seeking any State Approval required for the Merger;

              (vii) February 17, 1997, if on or before such date the Borrower shall not have delivered to the Agent a certificate, duly executed by the Borrower's Chief Executive Officer or Chief Financial Officer, certifying that the S-4 has become effective under the Exchange Act;

              (viii) February 24, 1997, if on or before such date the Borrower shall not have delivered to the Agent a certificate, duly executed by the Borrower's Chief Executive Officer or Chief Financial Officer, certifying that the Proxy Statement has been dispatched for delivery to the stockholders of the Borrower and shareholders of Sierra;

              (ix)      the date on which the Merger closes;

              (x)       March 31, 1997.

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                                          5

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "MERGER" has the meaning set forth in Preliminary Statement 3 to the Fifth Amendment.

         "MERGER AGREEMENT" has the meaning set forth in Preliminary Statement 3 to the Fifth Amendment.

         "PROXY" has the meaning set forth in the Merger Agreement.

         "REFINANCING COMMITMENT" has the meaning set forth in Section 7 of the Fifth Amendment.

         "REFINANCING PROVIDER" has the meaning set forth in Section 7 of the Fifth Amendment.

         "S-4" has the meaning set forth in the Merger Agreement.

         "SIERRA" has the meaning set forth in Preliminary Statement 3 to the Fifth Amendment.

         "STATE APPROVAL" has the meaning set forth in the Merger Agreement.

         (c) Section 2.07(b) of the Credit Agreement is hereby amended in its entirety so as to read in full as follows:

              "(b) DEFAULT INTEREST.   Upon the occurrence and during the
    continuance of an Event of Default, the Borrower shall pay interest (i) on the unpaid principal amount of each Advance owing to each Lender, payable in arrears on such dates when interest is otherwise payable under the terms applicable to such Advance, as the case may be, and on demand by the Agent, at a rate per annum equal at all times to 2% per annum above the rate per annum otherwise required to be paid on such Advance under the terms applicable to such Advance and (ii) to the fullest extent permitted by law, on the unpaid amount of all interest, fees and other amounts payable hereunder that is not paid when due, payable in arrears on demand by the Agent and on the date such amount shall be paid in full, at a rate per annum equal at all times to 2% per annum above the rate payable on Base Rate Advances pursuant to Section 2.07(a) above (determined without regard to whether or not any Base Rate Advances are outstanding) from time to time; PROVIDED, HOWEVER, that on and after the Fifth Amendment Termination Date, the Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender and, to the fullest extent

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                                          6


    permitted by law, on the unpaid amount of all interest, fees and other amounts payable hereunder, payable in arrears on demand by the Agent and on the date such amount shall be paid in full, at a rate per annum equal at all times to 2% per annum above the Base Rate in effect from time to time (computed on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest is payable)."

         (d) Section 6.03(a) of the Credit Agreement is hereby amended in its entirety so as to read in full as follows:

         "(a) NET WORTH. Permit the Consolidated Net Worth of the Borrower and its Subsidiaries on any date of determination after September 30, 1996 to be less than the sum of (A) $116,000,000 PLUS (B) an amount equal to 75% of the aggregate amount of the Consolidated Net Income of the Borrower and its Subsidiaries for each calendar month ending after October 1, 1996 but before such date of determination (the amount such Consolidated Net Income to be computed without regard to any net loss in any month)."

         (e) Section 6.03(c) of the Credit Agreement is hereby deleted in its entirety.

         (f) Section 6.03(d) of the Credit Agreement is hereby deleted in its entirety.

         (g) Section 6.03(e) of the Credit Agreement is hereby amended in its entirety so as to read in full as follows:

         "(e) EBITDA.   (i) Permit, as at the end of any calendar month ending
    after October 1, 1996, the Consolidated EBITDA of the Borrower and its Subsidiaries for such calendar month to be less than an amount that allows the Interest Coverage Ratio for such calendar month to be 3.50 to 1.00 or greater."

         (h) Section 6.03(f) of the Credit Agreement is hereby amended in its entirety so as to read in full as follows:

         "(f) COVENANT CALCULATIONS.   For purposes of any covenant in this
    Section 6.03, calculations of financial position or results as at the end of any period shall be made as at the closing of the financial records for such period and in any event without any adjustment or restatement of such position or results for such period or any earlier period after, in any case, the closing of such records therefor. Without limiting the foregoing, for purposes of the covenants in this Section 6.03 on and after September 30, 1996, calculations shall not take account of any adjustment or

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                                          7

    restatement of the charge against earnings recorded by the Borrower in respect of its Fiscal Quarter ended September 30, 1996 that may be made after the date of the Fifth Amendment as a result of differences between the final report of William M. Mercer, Incorporated evaluating the unpaid loss and loss adjustment expense liabilities of PCIC as at September 30, 1996 and the draft of such report that was issued prior to the date of the Fifth Amendment."

         (i) Section 7.01(s) of the Credit Agreement is hereby amended in its entirety so as to read in full as follows:

         "(s) the Borrower shall fail to comply with any obligation in Section 8(b) of the Second Amendment, in Section 6 of the Fourth Amendment or in
    Section 8 of the Fifth Amendment; or any date specified as the Fifth Amendment Termination Date in clauses (iv) through (viii) of the definition of 'Fifth Amendment Termination Date' set forth in Section 1.01 shall occur; or"

         (j) The address for notices to the Agent under Section 9.02 of the Credit Agreement is hereby changed to the following sole address:

    599 Lexington Avenue
    New York, New York 10022
    Attention: Ms. Ruth E. Ford

         SECTION 3. ADDITIONAL AMENDMENT TO CREDIT AGREEMENT. Section 2.10(a)(i) of the Credit Agreement is hereby deleted in its entirety.

         SECTION 4. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants as follows:

         (a) All representations and warranties of the Borrower contained in the Credit Agreement, both before and after giving effect to Sections 2 and 3 hereof, are true in all material respects (except for any such representation or warranty (or portion thereof) that is qualified by reference to a specific materiality standard, in which case such representation or warranty is true in all respects).

         (b) Without limiting the representations and warranties made in subsection (a) above or in the Credit Agreement, no authorization, consent, approval or other action by, and no notice to or filing with, any HMO Regulator or Insurance Regulator is required for, and no HMO Event, Insurance Event or violation of the HMO Regulations or Insurance Regulations would result from, the due execution, delivery or performance by the Borrower or any Loan Party of this Amendment or any of the Loan Documents and other documents to be delivered in connection herewith.

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                                          8

         SECTION 5.  REFERENCE TO AND EFFECT ON LOAN DOCUMENTS.   (a)   On and
after the date hereof, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import referring to the Credit Agreement, and each reference to the Credit Agreement in the other Loan Documents, shall mean and be a reference to the Credit Agreement as amended hereby.

         (b) Except as specifically amended under Sections 2 and 3 hereof or modified by the waivers under Section 1 hereof, each of the Credit Agreement and each other Loan Document shall remain in full force and effect and is hereby ratified and confirmed.

         (c) The Borrower acknowledges and agrees that, except to the extent specifically amended under Sections 2 and 3 hereof or modified by the waivers under Section 1 hereof, it is obligated to comply with each and every term, covenant, agreement and condition applicable to it under the Credit Agreement or the other Loan Documents. The execution, delivery and effectiveness of this Amendment shall not otherwise operate as a waiver of any right, remedy or privilege of any Lender, the Issuing Bank or the Agent under the Credit Agreement or any other Loan Document, any and all of which rights, remedies and privileges are reserved.

         SECTION 6. CONDITIONS OF EFFECTIVENESS OF SECTIONS 1 AND 2. Sections 1 and 2 of this Amendment shall become effective, subject to the satisfaction of the following conditions precedent, as of the date (the "Fifth Amendment Effective Date") when all such conditions shall first have been satisfied:

         (a) The Agent shall have received counterparts of this Amendment duly executed by the Borrower, the Issuing Bank and each Lender and a counterpart of the Consent of Guarantor attached hereto duly executed by the Guarantor.

         (b) The Agent shall have received on or before the Fifth Amendment Effective Date the following, each dated such date (unless otherwise specified), in form and substance satisfactory to the Agent, the Issuing Bank and the Majority Lenders (unless otherwise specified) and in sufficient copies for the Agent, Issuing Bank and each Lender:

              (i) A certificate, duly executed by the Borrower's Chief Executive Officer or Chief Financial Officer, certifying that (i) on such date, after giving effect to Sections 1 and 2 hereof, no Default or Event of Default has occurred and is continuing (ii) on such date no event or circumstance has occurred that will cause the occurrence of the Fifth Amendment Termination Date and (iii) the representations and warranties set forth in Section 4 hereof are true on and as of such date.

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                                          9

              (ii) Certified copies of the resolutions of the Board of Directors of the Borrower and each other Loan Party approving each Loan Document to which it is or is to be a party in connection herewith, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect each such Loan Document.

              (iii) A certificate of the Secretary or an Assistant Secretary of the Borrower and each other Loan Party certifying the names and true signatures of the officers of the Borrower and such other Loan Party authorized to sign this Amendment and each other Loan Document which they are or are to be parties and the other documents to be delivered hereunder and thereunder.

              (iv) An Amendment to Borrower Security Agreement, duly executed by the Borrower, in substantially the form of Exhibit A hereto (the "Borrower Security Agreement Amendment"), providing for the grant of a first priority security interest under the Borrower Security Agreement in the Borrower's right, title and interest in and to the provisions (the "Sierra Breakup Fee Agreements") pertaining to
         (A) the Sierra Termination Fee (as defined in Merger Agreement) under
         Section 8.4(b) of the Merger Agreement and (B) the $3,000,000 payment contemplated under Section 7.5(c) of the Merger Agreement, and in each case the proceeds thereof, together with:

                   (A) acknowledgment copies or stamped receipt copies of proper financing statements, duly filed on or before the date of such Security Agreement under the Uniform Commercial Code of all jurisdictions that the Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Borrower Security Agreement as a result of such Borrower Security Agreement Amendment, covering the Collateral comprised of the Borrower's right, title and interest in and to the Sierra Breakup Fee Agreements and related Collateral or other evidence satisfactory to the Agent that arrangements have been made with a reputable filing service for such filing of such financing statements,

                   (B) evidence of the completion of all other recordings and filings of or with respect to such Borrower Security Agreement Amendment that the Agent may deem necessary or desirable in order to perfect and protect the Liens arising thereunder,

                   (C) a copy, certified by the Borrower to be true and complete, of the Merger Agreement as in effect on the Fifth Amendment Effective Date, together with a consent to the assignment

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                                          10

              of the Sierra Breakup Fee Agreements, in substantially the form of Exhibit B hereto, duly executed by Sierra, Sierra Sub and the Borrower, and

                   (D) evidence that all other action that the Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Borrower Security Agreement as a result of such Borrower Security Agreement Amendment has been taken.

              (v) A legal opinion from Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quintal, P.A., counsel to the Borrower, as to this Amendment and the Credit Agreement, as amended hereby, and the documents delivered in connection herewith and the security interest provided for under the Borrower Security Agreement Amendment, in form and substance satisfactory to the Agent.

         (c) The Borrower shall have paid to the Agent, in immediately available funds for the rateable account of the Lenders, a fee in the amount of 0.25% of the aggregate amount of the Advances and Letter of Credit Liability outstanding on the date hereof.

         (d) The Borrower shall have paid all amounts accrued and payable under Section 9.04 of the Credit Agreement (including those relating to this Amendment) to the extent that request for such payment has been made to the Borrower.

         SECTION 7. CONDITIONS OF EFFECTIVENESS OF SECTION 3. Section 3 of this Amendment shall become effective, subject to the condition precedent that Sections 1 and 2 hereof shall have become effective and subject to the satisfaction of the following conditions precedent, as of the date (the "Amortization Amendment Effective Date") when all such conditions shall first have been satisfied:

         (a) The Borrower shall have entered into a commitment letter or other agreement with one or more lenders providing for the commitment of such lender or lenders to provide financing to the Borrower that will be sufficient to enable the Borrower to pay all Obligations in full (including, without limitation, replacement and termination of any outstanding Letter of Credit) at or before the Effective Time (as defined in the Merger Agreement) of the Merger.

         (b) The Borrower shall have provided to the Agent a copy, certified to be true and complete by the Borrower's Chief Executive Officer or Chief Financial Officer, of the commitment letter or other agreement referred to in Section 7(a)

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                                          11

    above, and the Agent shall have notified the Borrower in writing that the Majority Lenders have approved the terms of such letter or agreement (including, without limitation, the lender or lenders thereunder (each being a "Refinancing Provider"), whereupon such letter or agreement shall constitute the "Refinancing Commitment" for purposes hereof.

         (c) The Agent shall have received from the Borrower a certificate, dated the Amortization Amendment Effective Date and duly executed by the Borrower's Chief Executive Officer or Chief Financial Officer, certifying that (i) on such date no Default or Event of Default has occurred and is continuing (ii) on such date no event or circumstance has occurred that will cause the occurrence of the Fifth Amendment Termination Date and (iii) the representations and warranties set forth in Section 4 hereof are true on and as of such date.

         (d) The Borrower shall have paid all amounts accrued and payable under Section 9.04 of the Credit Agreement (including those relating to this Amendment) to the extent that request for such payment has been made to the Borrower.

         SECTION 8.     COVENANTS.   The Borrower agrees to comply with the
following covenants for so long as any obligation under any Loan Document shall remain unpaid:

         (a)  SIERRA BREAKUP FEE AGREEMENT PAYMENTS.   The Borrower shall cause
    all amounts of cash that become payable to the Borrower from time to time under the Sierra Breakup Fee Agreements to be paid directly to the Agent for application FIRST, to pay accrued unpaid fees and expenses of the Agent, the Issuing Bank and the Lenders payable under the Credit Agreement or hereunder; SECOND, rateably to pay unpaid accrued interest on the Advances; THIRD, to pay unpaid reimbursement obligations and accrued interest under, and thereafter to cash collateralize remaining outstanding Letter of Credit Liability under, any outstanding Letter of Credit; and THEREAFTER rateably to pay unpaid principal of the Advances.

         (b) SEGREGATION OF PAYMENTS; PAYMENTS UPON EVENT OF DEFAULT. (i) All amounts referred to in subsection (a) of this Section 8 that are received by the Borrower shall be received in trust for the benefit of the Agent and segregated from the other property and funds of the Borrower until paid over to the Agent as required hereunder.

         (c) AMENDMENTS TO MERGER AGREEMENT AND REFINANCING COMMITMENT. Notwithstanding any provision of Section 7(d) of the Borrower Security Agreement to the contrary, the Borrower shall not amend, supplement or otherwise modify, or agree to any waiver or grant any consent under, (i) Articles 6 or 7 or Sections 8.3 or 8.4(b) of the Merger Agreement or any provision defining terms used in such Articles

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                                          12

    or Sections or (ii) the Refinancing Commitment, unless, in any case, both
    (1) the Borrower shall have given the Agent written notice thereof prior to the effective date of the proposed amendment, supplement, modification, waiver or consent, as the case may be, and (2) (A) if such notice from the Borrower is received by the Agent more than 10 days prior to such effective date, the Agent shall not have notified the Borrower prior to such effective date that the Majority Lenders (acting in their sole and absolute discretion) have determined that the proposed amendment, supplement, modification, waiver or consent, as the case may be, would materially and detrimentally affect the rights, remedies, privileges or interests of the Agent, Issuing Bank or Lenders under or in respect of the Obligations or the Sierra Breakup Fee Agreements or this Amendment or the other Loan Documents or (B) if such notice from the Borrower is received by the Agent 10 or fewer days prior to such effective date, the Agent shall have notified the Borrower prior to such effective date that the Majority Lenders (acting in their sole and absolute discretion) have determined that the proposed amendment, supplement, modification, waiver or consent, as the case may be, would not materially and detrimentally affect the rights, remedies, privileges or interests of the Agent, Issuing Bank or Lenders under or in respect of the Obligations or the Sierra Breakup Fee Agreements or this Amendment or the other Loan Documents.

         (d)  AVOIDANCE OF DEFENSES, ETC.   The Borrower will not, and will not
    permit any of its Subsidiaries to, enter into any agreement or arrangement, engage in any act or omission or otherwise conduct its affairs in any manner if the effect thereof in any case would give rise to or permit any validly asserted defense, counterclaim, setoff or right of recoupment (i) in favor of Sierra in respect of any amount payable under the Sierra Breakup Fee Agreements (without regard to any such defense, counterclaim, setoff or right of recoupment) or (ii) in favor of any Refinancing Provider in respect of the Refinancing Commitment.

         (e)  NOTICES RELATING TO MERGER AGREEMENT AND REFINANCING COMMITMENT.
    (i) The Borrower will notify the Agent promptly upon, and in any event not later than the next day following, any of the following:

                   (A) the termination of the Merger Agreement or the Borrower's receipt or dispatch of any notice of such termination;

                   (B) the expiration or termination of the commitment under the Refinancing Commitment or the Borrower's receipt or dispatch of any notice of such termination;

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                                          13

                   (C) the termination of the waiting period in respect of the Merger under HSR Act or the extension of such period or request for additional information in respect of the Merger under the HSR Act;

                   (D) the Borrower's or Sierra's receipt of notice of denial of any request of the Borrower or Sierra for any State Approval for the Merger; or

                    (E) the dispatch of any notice by the Borrower to Sierra of the occurrence of any change or event having a Material Adverse Effect, as such term is defined in the Merger Agreement.

              (ii) The Borrower will provide the following to the Agent, in each case certified to be true and complete by the Borrower's Chief Executive Officer or Chief Financial Officer (which certification shall be to best knowledge, in the case of any document not prepared by or on behalf of the Borrower or any of its Subsidiaries):

                   (A) a copy of the Proxy Statement, upon dispatch thereof to the stockholders of the Borrower and shareholders of Sierra;

                   (B) a copy of the S-4, upon its effectiveness under the Exchange Act; and

                   (C) a copy of each application by the Borrower or Sierra seeking any State Approval for the Merger, upon the filing of such application with the relevant government or regulatory authority.

         (f) TERMINATION FEE. In the event that the Obligations have not been or are not paid in full (including, without limitation, replacement and termination of any outstanding Letter of Credit) on or before the Fifth Amendment Termination Date, then on the Fifth Amendment Termination Date, the Borrower shall pay the to the Agent, in immediately available funds for the ratable account of the Lenders, a fee in the amount of 1.00% of the aggregate amount of the Advances and Letter of Credit Liability outstanding on the Fifth Amendment Termination Date (after giving effect to any payment of such Advances or reduction in Letter of Credit Liability made on such date). Without limiting any provision of any Loan Document, such fee shall be payable in addition to interest at the default rate under the Credit Agreement and all other amounts payable under the Loan Documents.

         SECTION 9.     SUPERIOR PROPOSAL.   In the event of the occurrence of
all of (i) the Borrower's determination to terminate the Merger Agreement upon receipt of a "superior proposal" (as defined in Section 8.2(d) of the Merger Agreement) pursuant to
Section 8.2(b) of the Merger Agreement, (ii) the Borrower's entry, in connection with such "superior proposal", into a commitment letter or other agreement with one or more lenders or other sources of financing providing for the commitment of such lenders or sources to provide financing to the Borrower that will be sufficient to enable the Borrower to pay all Obligations in full (including, without limitation, replacement and termination of any outstanding Letter of Credit) before March 31, 1997 (an "Alternate Refinancing Commitment") and (iii) the Agent's receipt of confirmation from all of the Lenders and the Issuing Bank that they find the terms of such Alternate Refinancing Commitment and lenders or other sources of financing thereunder to be satisfactory (in the sole and absolute discretion of the Lenders and Issuing Bank), then the definition of the Fifth Amendment Termination Date shall be modified to the extent that the Borrower, all of the Lenders, the Issuing Bank and the Agent agree (in the sole and absolute discretion of such parties) is appropriate to accommodate the timing of the transactions contemplated in such "superior proposal" and Alternative Refinancing Commitment.

         SECTION 10. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same agreement.

         SECTION 11. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized, as of the date first above written.

                             THE BORROWER:

                             PHYSICIAN CORPORATION OF AMERICA


                             By:
                                  ----------------------------
                                  Name:
                                  Title:

                             THE LENDERS AND ISSUING BANK:



                             CITIBANK, N.A., as Lender and as Issuing Bank


                             By:
                                  ----------------------------------------
                                  Name:
                                  Title:


                             FIRST UNION NATIONAL BANK OF NORTH CAROLINA


                             By:
                                  ----------------------------------------
                                  Name:
                                  Title:


                             NATIONSBANK OF TENNESSEE


                             By:
                                  ----------------------------------------
                                  Name:
                                  Title:

                             BOATMEN'S FIRST NATIONAL BANK OF KANSAS CITY


                             By:
                                  ----------------------------------------
                                  Name:
                                  Title:


                             SUNTRUST BANK, MIAMI, N.A.


                             By:
                                  ----------------------------------------
                                  Name:
                                  Title:


                             THE BANK OF NOVA SCOTIA


                             By:
                                  ----------------------------------------
                                  Name:
                                  Title:

                                  CONSENT OF GUARANTOR


         The undersigned, as Guarantor under that certain Guaranty dated as of March 29, 1996 (the "Guaranty") made in favor of the lenders parties to the Revolving Credit Agreement referred to in the foregoing Fifth Amendment and Waiver Agreement, the Issuing Bank and the Agent (in each case as defined in such Revolving Credit Agreement), hereby consents to such Fifth Amendment and Waiver Agreement (and to all prior amendments, waivers, consents and other modifications to or under such Revolving Credit Agreement) and confirms and agrees that notwithstanding such Fifth Amendment and Waiver Agreement (or any prior such amendment, waiver, consent or other modification) the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

                                  PCA SOLUTIONS, INC.



                                  By
                                     ------------------------------------
                                        Name:
                                        Title:

                                      EXHIBIT A

                                          to

                         Fifth Amendment and Waiver Agreement
                            dated as of November 25, 1996

                    Form of Borrower Security Agreement Amendment

                                      EXHIBIT B

                                          to

                         Fifth Amendment and Waiver Agreement
                            dated as of November 25, 1996

            Form of Consent to Assignment of Sierra Breakup Fee Agreements